Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption 'Experts' and to the use of our reports dated February 26, 2007, in the Registration Statement (Form S-4 No. 333-XXXXXX) and related Prospectus of Aventine Renewable Energy Holdings, Inc. for the registration of $300,000,000 10% Senior Unsecured Fixed Rate Notes due 2017.

St. Louis, Missouri June 22, 2007	/s/ ERNST & YOUNG LLP